SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 5, 2018

Domino’s Pizza, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

001-32242	38-2511577
(Commission File Number)	(IRS Employer Identification No.)

30 Frank Lloyd Wright Drive
Ann Arbor, Michigan	48105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 930-3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2018, Mr. J. Patrick Doyle informed Domino’s Pizza, Inc. (the “Company”) that he will resign from his position as President, Chief Executive Officer and Director of the Company effective at 11:59 p.m. on June 30, 2018. The Company announced Mr. Doyle’s decision to resign via a press release on January 9, 2018.

The Company also announced that the Board of Directors of the Company has appointed Mr. Richard “Ritch” E. Allison, Jr., age 50, to become the Company’s Chief Executive Officer, effective July 1, 2018. Mr. Allison shall also be appointed to the Company’s Board of Directors as soon as practical after July 1, 2018 in accordance with his new employment agreement. Mr. Allison joined the Company in March 2011 as its Executive Vice President of International and has served as President, Domino’s International since October 2014.

The Company has agreed to the following terms with Mr. Allison in his new employment agreement that will become effective on or about July 1, 2018:

•	annual base salary of $865,000;

•	annual incentive bonus target of 200% of his base salary under the terms and conditions of the Domino’s Pizza Senior Executive Annual Incentive Plan, which ties the performance bonus to achieving targeted financial goals;

•	a special equity award consisting of a restricted stock award in the amount of $4,750,000 that shall vest 100% on the fourth anniversary of the grant, generally subject to his continued employment through such date;

•	a normal 2018 equity award with a value of 250% of his annual salary; and

•	45 hours annually of personal use of the Company’s aircraft or other private aircraft.

If Mr. Allison is terminated by the Company without cause or leaves the Company for good reason, he will be entitled to a severance package equal to his existing salary for twenty-four months.

The Company also announced that the Board of Directors of the Company has appointed Mr. Russell J. Weiner, age 49, to fill the newly-created role of Chief Operating Officer and President of the Americas, effective July 1, 2018. Mr. Weiner joined the Company in September 2008 as its Executive Vice President and Chief Marketing Officer and has served as President, Domino’s USA (which represents the Company’s domestic franchised and Company-owned store operations in addition to U.S. marketing) since October 2014. Mr. Weiner also serves on the Board of Directors of The Clorox Company.

The Company has agreed to the following terms with Mr. Weiner in his new employment agreement that will become effective on or about July 1, 2018:

•	annual base salary of $725,000;

•	annual incentive bonus target of 150% of his base salary under the terms and conditions of the Domino’s Pizza Senior Executive Annual Incentive Plan, which ties the performance bonus to achieving targeted financial goals;

•	a special equity award consisting of a restricted stock award in the amount of $3,275,000 that shall vest 100% on the fourth anniversary of the grant, generally subject to his continued employment through such date; and

•	a normal 2018 equity award with a value of 200% of his annual salary.

If Mr. Weiner is terminated by the Company without cause or leaves the Company for good reason, he will be entitled to a severance package equal to his existing salary for twenty-four months.

A copy of the employment agreements for Messrs. Allison and Weiner, a copy of the Time-Sharing Agreement for use of the Company’s aircraft for Mr. Allison and the form of the Restricted Stock Award Agreement for Messrs. Allison and Weiner are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement dated as of January 8, 2018 between Domino’s Pizza, Inc., Domino’s Pizza LLC and Richard E. Allison, Jr.

10.2	Employment Agreement dated as of January 8, 2018 between Domino’s Pizza, Inc., Domino’s Pizza LLC and Russell J. Weiner.

10.3	Time Sharing Agreement dated as of January 8, 2018 between Domino’s Pizza LLC and Richard E. Allison, Jr.

10.4	Form of 2018 Restricted Stock Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOMINO’S PIZZA, INC. (Registrant)
Date: January 10, 2018

/s/ Kevin S. Morris
Kevin S. Morris
Executive Vice President and General Counsel

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